                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          Speedway Motorsports, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                      [LOGO OF SPEEDWAY MOTORSPORTS, INC.]
                             U.S. Highway 29 North
                         Concord, North Carolina 28026


                                                                  March 22, 2000

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 3, 2000, at Lowe's Motor Speedway in Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on May 3, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

                                           On behalf of the Board of Directors

                                           Sincerely,

                                           /s/ O. Bruton Smith
                                           -------------------

                                           O. Bruton Smith
                                           Chairman and Chief Executive
                                            Officer

                         VOTING YOUR PROXY IS IMPORTANT

                      PLEASE SIGN AND DATE YOUR PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

                           SPEEDWAY MOTORSPORTS, INC.

                             --------------------

                               NOTICE OF MEETING

                             --------------------

                                                                    Concord, NC
                                                                 March 22, 2000

   The Annual Meeting of Stockholders of Speedway Motorsports, Inc. ("SMI") will be held at Lowe's Motor Speedway, located on U.S. Highway 29 North, Concord, North Carolina on May 3, 2000, at 10:00 a.m., for the following purposes as described in the accompanying Proxy Statement:

  1. To elect two (2) directors.

  2. To consider and vote upon a proposal to amend the May 5, 1998 Amended and Restated Speedway Motorsports, Inc. Employee Stock Purchase Plan ("ESPP").

  3. To consider and vote upon a proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the principal independent auditors of SMI and its subsidiaries for the year 2000.

  4. To transact such other business as may properly come before the meeting.

   Only holders of record of SMI's common stock at the close of business on March 9, 2000 will be entitled to vote at such meeting.

   Whether or not you plan to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                                     Marylaurel E. Wilks
                                                     Secretary

Important Note: To vote shares of common stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

                           SPEEDWAY MOTORSPORTS, INC.

                           ------------------------

                                PROXY STATEMENT

                           ------------------------
                                                                March 22, 2000

                                    GENERAL

Introduction

   The Annual Meeting of Stockholders of Speedway Motorsports, Inc. ("SMI") will be held on May 3, 2000 at 10:00 a.m., at Lowe's Motor Speedway, (the "Annual Meeting"), for the purposes set forth in the accompanying notice. SMI's principal executive offices are located at Lowe's Motor Speedway at U.S. Highway 29 North, Concord, North Carolina, 28026. Only holders of record of common stock of SMI, par value $.01 per share (the "Common Stock"), at the close of business on March 9, 2000 (the "Record Date") will be entitled to notice of, and to vote at, such meeting. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about the date hereof. Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting (including adjournments). Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with such specification. If no specification is made, proxies will be voted (i) in favor of electing SMI's two (2) nominees to the Board of Directors, (ii) in favor of the amendments to the ESPP, and (iii) in favor of the selection of Deloitte & Touche LLP as the principal independent auditors of SMI for the year 2000.

   Proxies should be sent to First Union Bank, Client Services Group, 1525 W.T. Harris Boulevard, Charlotte, North Carolina 28288-1153.

   This Proxy Statement is being furnished by SMI to stockholders of SMI in connection with the upcoming Annual Meeting, as of March 24, 2000.

Ownership of Capital Securities

   The following table sets forth certain information regarding ownership of SMI's Common Stock as of March 9, 2000, by (i) each person or entity known to SMI and its subsidiaries (collectively, the "Company") who beneficially owns five percent or more of the Common Stock, (ii) each director and nominee to the Board of Directors of SMI, (iii) each executive officer of SMI (including the Chief Executive Officer), and (iv) all directors and executive officers of SMI as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by him or it as set forth opposite his or its name.

                                                   Amount & Nature of
Beneficial Owner                                  Beneficial Ownership Percent
----------------                                  -------------------- -------
O. Bruton Smith (1)(2)...........................      29,000,000       66.3%
Sonic Financial Corporation (2)..................      23,700,000       54.2
H. A. "Humpy" Wheeler (3)(8).....................         616,500        1.4
William R. Brooks (4)(8).........................         291,000          *
Edwin R. Clark (5)(8)............................         106,300          *
William P. Benton (6)(8).........................          80,000          *
Mark M. Gambill (7)(8)...........................         104,200          *
Jack L. Kemp (6)(8)..............................          35,000          *

All directors and executive officers as a group
 (six persons) (1)...............................      30,233,000       69.1

--------
* Less than one percent

(1) The shares of Common Stock shown as owned by such person or group include, without limitation, all of the shares shown as owned by Sonic Financial Corporation ("Sonic Financial") elsewhere in the table. Mr. Smith owns the substantial majority of the common stock of Sonic Financial.

(2) The address of such person is P.O. Box 18747, Charlotte, North Carolina
    28218.

(3) All the shares shown as owned by Mr. Wheeler, other than 10,400 shares owned by him directly, underlie options granted by the Company.

(4) All the shares shown as owned by Mr. Brooks, other than 1,000 shares owned by him directly, underlie options granted by the Company.

(5) All the shares shown as owned by Mr. Clark, other than 6,300 shares owned by him directly, underlie options granted by the Company.

(6) All the shares shown as owned by Messrs. Benton and Kemp underlie options granted by the Company.

(7) All the shares shown as owned by Mr. Gambill, other than 4,200 shares owned by him directly, underlie options granted by the Company.

(8) All such options are currently exercisable except for 20,000 shares owned by Mr. Clark. For additional information concerning options granted to the Company's executive officers, see "Executive Compensation" below.

Number of Shares Outstanding and Voting

   SMI currently has authorized under its Certificate of Incorporation 200,000,000 shares of Common Stock, of which 41,646,997 shares are currently issued and outstanding and entitled to be voted at the Annual Meeting. At the meeting, holders of Common Stock will have one vote per share for an aggregate total of 41,646,997 votes. A quorum being present, directors will be elected by majority vote, and the actions proposed in the remaining items referred to in the accompanying Notice of Meeting, will become effective if a majority of the votes cast by shares entitled to vote on the subject matter is cast in favor thereof. Abstentions and broker non-votes will not be counted in determining the number of shares voted for any director-nominee or for any proposal.

   A holder of Common Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card.

Revocation of Proxy

   Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Marylaurel E. Wilks, the Secretary of SMI, either at the Annual Meeting or prior to the meeting date at the Company's offices at U.S. Highway 29 North, Concord, North Carolina 28026, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

Expenses of Solicitation

   The Company will pay the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the materials enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

2001 Stockholder Proposals

   In order for stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Concord, North Carolina no later than November 24, 2000. Regarding stockholder proposals intended to be presented at the year 2001 Annual Meeting but not included in SMI's proxy statement, stockholders must give SMI advance notice of their proposals in order to be considered timely under SMI's bylaws. The bylaws state that written notice of such proposals must be delivered to the principal executive office of SMI (i) in the case of an annual meeting that occurs within 30 days of the anniversary of the 2000 Annual Meeting, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date that occurs more than 30 days from the anniversary date of the 2000 Annual Meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal's underlying business not being eligible for transaction at the meeting.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors of SMI

   Directors of SMI are elected at the Annual Meetings of Stockholders of SMI to serve staggered terms of three years and until their successors are elected and qualified. The Board of Directors of SMI currently consists of seven (7) directors, two of whom must be elected at the 2000 Annual Meeting. The terms of Messrs. Wheeler and Clark expire at the 2000 Annual Meeting; the terms of Messrs. Smith and Benton expire at the 2001 Annual Meeting; and the terms of Messrs. Brooks, Gambill and Kemp expire at the 2002 Annual Meeting. Messrs. Wheeler and Clark are standing for reelection at the 2000 Annual Meeting.

   It is intended that the proxies in the accompanying form will be voted at the meeting for the election to the Board of Directors of the following nominees, each of whom has consented to serve if elected: H.A. Wheeler and Edwin R. Clark, each to serve a three year term until the 2003 Annual Meeting and until his successor shall be elected and shall qualify, except as otherwise provided in SMI's Certificate of Incorporation and Bylaws. Both of the nominees are presently directors of SMI. If for any reason either nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominee named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with SMI's Certificate of Incorporation and Bylaws.

   The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for the past five years of each SMI director, director-nominee, executive officer and executive manager are set forth below.

   O. Bruton Smith, 73, has been Chief Executive Officer and a director of Charlotte Motor Speedway, Inc. ("CMS"), a wholly-owned subsidiary of SMI, since 1975. He was a founder of CMS in 1959 and was an executive officer and director of CMS until 1961, when it entered reorganization proceedings under the bankruptcy laws. Mr. Smith became Chairman and Chief Executive Officer, President and a director of Atlanta Motor Speedway, Inc. ("AMS") upon acquiring it in 1990. He became Chief Executive Officer of SMI upon its organization in December 1994 and became the Chairman and CEO of Bristol Motor Speedway, Inc. ("BMS") upon its acquisition in January 1996, Sears Point Raceway ("SPR") upon its acquisition in November 1996, and Texas Motor Speedway ("TMS") in 1995. Mr. Smith became the President of Las Vegas Motor Speedway ("LVMS") upon its acquisition on December 1, 1998. Mr. Smith also is the Chairman, Chief Executive Officer, a director and controlling stockholder of Sonic Automotive, Inc. ("SAI"), (NYSE: symbol SAH), and serves as the president and a director of each of SAI's operating subsidiaries. SAI is believed to be one of the ten largest automobile retail dealership groups in the United States and is engaged in the acquisition and operation of automobile dealerships principally in the "Sunbelt" and southeastern United States. Mr. Smith has entered into an employment agreement with SAI pursuant to which he has agreed to devote 50% of his business time to the affairs of SAI. Mr. Smith also owns and operates Sonic Financial, among other private businesses.

   H.A. "Humpy" Wheeler, 61, was hired by CMS in 1975 and has been a director and General Manager of CMS since 1976. Mr. Wheeler was named President of CMS in 1980 and became a director of AMS upon its acquisition in 1990. He became President, Chief Operating Officer and a director of SMI upon its organization in December 1994. Mr. Wheeler has been a Vice President and a director of BMS and SPR since their acquisition in 1996, and of TMS since its formation in 1995. Mr. Wheeler also became Vice President of LVMS upon its acquisition on December 1, 1998.

   William R. Brooks, 50, joined Sonic Financial from PriceWaterhouseCoopers in 1983. Mr. Brooks has been Vice President of CMS for more than five years and has been Vice President and a director of AMS, BMS, LVMS and SPR since their acquisition, and TMS since its formation. Mr. Brooks became Vice President of LVMS upon its acquisition in December 1998. Mr. Brooks has been Vice President, Treasurer, Chief Financial Officer and a director of SMI since its organization in December 1994 and has been the President and a director of Speedway Funding Corp., the Company's financing subsidiary, since 1995. Mr. Brooks has also served as a director of SAI since its formation in 1997 and served as its Chief Financial Officer from February to April 1997.

   Edwin R. Clark, 45, became Vice President and General Manager of AMS in 1992 and was promoted to President and General Manager of AMS in 1995. Prior to that appointment, he had been LMSC's Vice President of Events since 1981. Mr. Clark became Executive Vice President of SMI upon its organization in December 1994 and became a director of SMI in 1995.

   William P. Benton, 76, became a director of SMI in 1995. Since January 1997, Mr. Benton has been the Executive Director of Ogilvy & Mather, a world-wide advertising agency. He is also a consultant to the Chairman and Chief Executive Officers of TI Group and serves on the Board of Directors of Allied Holdings, Inc. Prior to his appointment at Ogilvy & Mather, Mr. Benton served as Vice Chairman of Wells, Rich, Greene/BDDP Inc., an advertising agency with offices in New York and Detroit. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing Worldwide in 1984 after a 37-year career with that company. In addition, Mr. Benton serves as a director of SAI.

   Mark M. Gambill, 49, became a director of SMI in 1995 and is currently a managing partner of McKenzie Holdings, LLC, a consulting firm. Mr. Gambill was employed continuously from 1972 until 1999 by First Union Capital Markets and its predecessor entities. First Union Capital Markets is an investment banking firm and a wholly-owned subsidiary of First Union Corporation. In 1996, he was named President of First Union Capital Markets. Previously, Mr. Gambill acted as head of the Capital Markets division, including Corporate and Public Finance, Taxable Fixed Income, Municipal Sales and Trading, Equity Sales, Trading and Research. Mr. Gambill has served on the Board of Directors of First Union Capital Markets since 1983.

   Jack L. Kemp, 64, became a director of SMI in May 1999. Mr. Kemp is co-director of Empower America, a public policy advocacy organization founded in 1993. Prior to Empower America, Mr. Kemp served for four years as Secretary of Housing and Urban Development and was a New York representative to the United States House of Representatives. He served for seven years as Chairman of the House Republican Conference after a 13-year career as a professional football quarterback with the San Diego Chargers and the Buffalo Bills.

   William E. Gossage, 38, became Vice President and General Manager of TMS in August 1995. Before that appointment, he was Vice President of Public Relations at CMS from 1989 to 1995. Mr. Gossage previously worked with Miller Brewing Company in its motorsports public relations program and served in various public relations and managerial capacities at two other NASCAR-sanctioned speedways.

   M. Jeffrey Byrd, 48, was hired March 1, 1996 as Vice President and General Manager of BMS. Prior to working at BMS, Mr. Byrd had been continuously employed by RJR Nabisco for 23 years in various sports marketing positions, most recently as Vice President of business development for its Sports Marketing Enterprises affiliate.

   Steven Page, 44, was hired effective November 18, 1996 as President and General Manager of SPR. Prior to being hired by SMI, Mr. Page had been continuously employed for several years as President of Brenda

Raceway Corporation, which owned and operated SPR before its acquisition by the Company. Mr. Page also spent eleven years working for the Oakland A's baseball franchise in various marketing positions.

   R. Christopher Powell, 40, was hired effective December 16, 1998 as Executive Vice President and General Manager of LVMS. Mr. Powell spent eleven years working for Sports Marketing Enterprises, a division of R. J. Reynolds Tobacco Co. ("RJR"). Since 1994, he served as manager of media relations and publicity on the NASCAR Winston Cup program. Mr. Powell's previous duties include publicity and event operations on other RJR initiatives, including NHRA Drag Racing and the Vantage and Nabisco golf sponsorships.

   Joseph Phelps, 40, currently the President and General Manager of Speedway Systems LLC d/b/a Finish Line Events, has been with the Company since September 1993. Mr. Phelps spent over ten years in the hotel and hospitality services industry. His experience includes food and beverage services, and the design, construction and operations of major hotels.

Committees of the Board of Directors and Meetings

   There are two standing committees of the Board of Directors of SMI, the Audit Committee and the Compensation Committee. The Audit Committee currently consists of Messrs. Benton, Gambill and Kemp. The Compensation Committee is comprised of Messrs. Benton, Gambill and Smith. Set forth below is a summary of the principal functions of each committee and the number of meetings held during 1999.

   Audit Committee. The Audit Committee, which held two meetings in 1999, recommends the appointment of the Company's independent auditors, determines the scope of the annual audit to be made, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board, reviews with the Company's auditors the adequacy of the Company's system of internal control and procedures and the role of management in connection therewith, reviews transactions between the Company and its officers, directors and principal stockholders, and performs such other functions and exercises such other powers as the Board from time to time may determine.

   Compensation Committee. The Compensation Committee, which held two meetings in 1999, administers certain compensation and employee benefit plans of the Company, annually reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other benefits, direct and indirect, of all executive officers and other senior officers of the Company. The Compensation Committee administers the 1994 Stock Option Plan and the Employee Stock Purchase Plan, and periodically reviews the Company's executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to Company or executive performance. The policy of the Compensation Committee's program for executive officers is to link pay to business strategy and performance in a manner which is effective in attracting, retaining and rewarding key executives while also providing performance incentives and awarding equity-based compensation to align the long-term interests of executive officers with those of Company stockholders. It is the Compensation Committee's objective to offer salaries and incentive performance pay opportunities that are competitive in the marketplace.

   The Company currently has no standing nominating committee.

   During 1999, there were five meetings of the Board of Directors of SMI, with each director attending at least seventy-five percent of the meetings (and, as applicable, committees thereof).

              PROPOSED AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN

   The ESPP was adopted by the Board of Directors of SMI as of April 1, 1996 and approved by the stockholders on May 8, 1996. The ESPP was subsequently amended and restated as of May 5, 1998. The Board of Directors has now further amended and restated the ESPP. Three of the amendments to the ESPP require stockholder approval and are described below. The ESPP is intended to promote the interests of the Company by providing its employees the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock at a discount from the market value at the time of purchase.

   Amendments to the ESPP Requiring Stockholder Approval. The Board of Directors of SMI has determined that the interests of the Company and its stockholders can be better served by amending and restating the ESPP to enhance the Company's efforts to continue providing competitive stock incentives that attract and retain employees and also to facilitate plan administration. The three ESPP amendments that require stockholder approval are being presented as a single proposal submitted to our stockholders for their approval at the Annual Meeting. These three amendments are as follows:

   (1) The ESPP is proposed to be amended to reduce the service requirement for eligibility to participate in the ESPP from one year to six months. This amendment is expected to better enable the Company to compete for and attract valuable employees by reducing the waiting period for participation in the ESPP. Previously, it was possible that some employees would not be able to participate in a grant date under the ESPP for almost two years from their date of hire. This amendment also makes the service requirement under the ESPP more comparable to the six month service requirement currently applicable under the Company's 401(k) plan.

   (2) The ESPP is proposed to be amended to simplify the stockholder approval requirements for amendments to the ESPP. The ESPP provides that the Board of Directors of SMI can amend the ESPP at any time. However, shareholder approval is currently required for any ESPP amendment that (a) increases the maximum number of shares reserved for issuance under the ESPP, (b) makes a material modification of the requirements as to the class of employees eligible to participate in the ESPP or (c) results in a material increase in the benefits accruing to participants in the ESPP. After stockholder approval, the ESPP as amended would provide that amendments to the ESPP by the Board of Directors would require shareholder approval to the extent necessary to comply with applicable laws or regulations or the rules of any self-regulatory organization applicable to the Company or the ESPP. This amendment will provide additional flexibility in administration of the ESPP and allow the Company to make desired changes to the ESPP from time to time in order to remain competitive as the Company's business grows.

   (3) The ESPP is proposed to be amended to recognize service with SAI and its subsidiaries for purposes of the eligibility service requirement and to clarify that service with an entity prior to its acquisition or the acquisition of substantially all of its assets by the Company also is recognized for purposes of the eligibility service requirement. This amendment is expected to ease the transition of employees who come from certain related or acquired companies. This amendment also makes the ESPP's service recognition provisions more comparable to the service recognition provisions currently applicable under the Companys 401(k) Plan.

   Summary Description of the ESPP. The following is a summary of the ESPP, as amended, and is qualified in its entirety by reference to the ESPP, a copy of which has been submitted with this Proxy Statement to the Securities and Exchange Commission. The ESPP is administered by the Compensation Committee which, subject to the terms of the ESPP, has plenary authority in its discretion to interpret and construe the ESPP, to decide all questions of employee eligibility, to determine the amount, manner and timing of options and option exercises, and to make all other determinations and take all other actions it deems necessary or desirable for the administration of the ESPP.

   Options generally are granted under the ESPP as of each January 1. Under the amended plan, the Board of Directors or the Compensation Committee also can designate other interim grant dates during the year. All employees of SMI and of each participating subsidiary under the ESPP who are eligible for each such grant date will be given the opportunity to participate in the ESPP. In order to be eligible, an employee must be employed by SMI or one of its participating subsidiaries on a full-time or part-time basis, regularly scheduled to work more than twenty hours per week, and customarily employed more than five months in a calendar year. As amended, an employee also must have completed six months of continuous service with the Company. In determining whether an employee has met the six month service requirement, the following service will be recognized under the ESPP as amended: (i) service with SAI and its subsidiaries, and (ii) service with an entity prior to its acquisition, or the acquisition of substantially all of its assets, by the Company. Employees who own or hold options to purchase stock (or who would upon participation in the ESPP own or hold options to purchase stock) possessing 5% or more of the total combined voting power or value of all classes of stock of SMI or any subsidiary are not eligible to participate in the ESPP. For purposes of this 5% limitation, employees may be considered to own or hold options to purchase stock through attribution from relatives or from entities in which the employees have an ownership interest.

   As of each grant date during the term of the ESPP, all eligible employees electing to participate in the ESPP ("Participants") will be granted an option to purchase shares of Common Stock at an exercise price per share equal to the lesser of 90% of the fair market value per share of Common Stock on the date of grant or 90% of such fair market value on the date of exercise. The Compensation Committee will determine the number of shares of Common Stock available for purchase under each option, with the same number of shares to be available under each option granted on the same grant date. Fair market value generally is the closing price per share of the Common Stock on the New York Stock Exchange on the last trading date prior to the date of reference, or in the event that no sales take place on such date, the average of the closing high bid and low asked prices. No Participant may be granted an option which would permit him or her to purchase stock under the ESPP and all other employee stock purchase plans of SMI at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Furthermore, no Participant may be granted options in any calendar year which permit such Participant to purchase more than 500 shares of Common Stock under the ESPP.

   A total of 400,000 shares of Common Stock have been reserved for purchase under the ESPP. The number of shares of Common Stock reserved for issuance under the ESPP is subject to adjustment in the event of a reorganization, stock split, stock dividend, merger, or other similar event.

   In January 2000, each of the approximate 900 eligible employees, based on the one-year continuous service requirement then in effect, who elected to participate in the ESPP were granted an option to purchase up to 500 shares of Common Stock at an exercise price equal to the lesser of 90% of the fair market value per share of Common Stock on the date of grant or 90% of such fair market value on the date of exercise. If the stockholders approve the amendment reducing the eligibility service requirement from one year to six months, a special grant date of June 1, 2000 will be designated by the Board of Directors for those employees who would have been eligible to participate in the ESPP for the January 2000 grant date had the amendment allowing eligibility based upon six-months continuous service been effective at that time. On March 16, 2000, the closing price of a share of Common Stock as reported on the New York Stock Exchange was $25.81.

   A Participant may elect to designate a limited percentage of compensation (as defined in the ESPP) to be deferred by after-tax payroll deduction as a contribution to the ESPP. A Participant instead may elect to make contributions by direct cash payment to the ESPP rather than by payroll deduction. If a Participant has made contributions to the ESPP, his or her option will be exercised automatically to purchase Common Stock on each exercise date during the rest of the calendar year in which the option is granted. The exercise dates are the last business day of March, June, September and December on which the principal trading market for the Common Stock is open for trading and any other interim dates during the year which the Compensation Committee designates for such purpose. The Participant's accumulated and unused contributions as of each exercise date will be applied to the purchase of the maximum number of whole shares of Common Stock that such contributions will permit at the applicable option price, limited to the number of shares available for purchase under the option. Contributions which are not enough to purchase a whole share of Common Stock will be carried forward and applied on the next exercise date in that calendar year.

   Any option granted to a Participant will expire on the last exercise date of the calendar year in which granted. However, if a Participant withdraws from the ESPP or terminates employment prior to such exercise date, the option may expire earlier.

   Once a Participant's employment terminates, the Participant may not make any more contributions to the ESPP. If a Participant's employment terminates for any reason other than cause, the Participant (or the Participant's estate if termination of employment is caused by death) has the election to request the return of contributions not yet used to purchase Common Stock. Alternatively, the Participant (or the Participant's estate if termination of employment is caused by death) can elect to continue participation in the ESPP until the next exercise date following termination of employment so that any unexpired option held by the Participant will be exercised automatically on that exercise date to the extent the Participant's remaining contributions will allow.

   In connection with any merger or consolidation in which SMI is not the surviving corporation, and which results in the holders of the outstanding voting securities of SMI owning less than a majority of the outstanding voting securities of the surviving corporation, or any sale or transfer by SMI of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, of all or a majority of the then-outstanding voting securities of SMI, all outstanding options under the ESPP will become exercisable in full on and after (i) the 15th day prior to the effective date of such merger, consolidation, sale transfer or acquisition or
(ii) the date of commencement of such tender offer or exchange offer, as the case may be.

   The Board of Directors of SMI may at any time amend, suspend or terminate this Plan, subject to the following: (i) no amendment, suspension or termination may, without the consent of a Participant, adversely affect the rights of the Participant under any option he or she then holds, and (ii) approval by the stockholders of SMI is required for an amendment, suspension or termination to the extent necessary to comply with any applicable law or regulation or the rules of any self-regulatory organization that are applicable to the Company or the ESPP.

   Set forth below is information with respect to ESPP options that have been granted, and will be granted if the ESPP amendments are approved by our stockholders at the Annual Meeting, in 2000.

                               New Plan Benefits
                          Employee Stock Purchase Plan

Name and Position                          Dollar Value ($) Number of Units (#)
-----------------                          ---------------  ------------------
O. Bruton Smith
 Chairman and Chief Executive Officer of
 SMI                                              (1)                (1)
H. A. "Humpy" Wheeler
 President and Chief Operating Officer of
 SMI;
 President and General Manager of CMS             (2)                --
William R. Brooks
 Vice President, Treasurer and Chief
 Financial Officer of SMI                         (2)             1,000
Edwin R. Clark
 Executive Vice President of SMI;
 President and General Manager of AMS             (2)             1,000
All current executive officers as a group         (2)             2,000
All current non-executive officer
 directors as a group                             (3)                (3)
All current non-executive officer
 employees as a group                             (2)             1,640

--------
(1) As a holder of more than 5% of the Common Stock, Mr. Smith is not eligible to participate in the ESPP.
(2) Dollar amounts of units received in 2000 by the persons or groups indicated in the above-referenced table are not readily determinable since the value of options granted will depend on fluctuating market prices. At present, no options have been exercised to date in 2000, and there are approximately 900 participants. Options to purchase approximately 60,000 shares of Common Stock were purchased at an average exercise price of $25.48 per share for approximately 410 plan participants in 1999.
(3) Non-executive officer directors of the Company are ineligible to participate in the ESPP.

   Federal Income Tax Consequences. The following summary generally describes the federal income tax consequences to Participants and the Company under the ESPP and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular employee or the Company.

   The ESPP is intended to meet the requirements of an employee stock purchase plan under Section 423 of the Internal Revenue Code. Accordingly, there are no federal income tax consequences to the Participant or the Company upon the grant of an option to purchase Common Stock under the ESPP. The Participant will not recognize federal taxable income on the exercise of an option granted under the ESPP, but instead will take a tax basis in the Common Stock received equal to the option exercise price. The Company will not receive a tax deduction for federal income tax purposes when an option is exercised under the ESPP.

   If the Participant holds the shares of Common Stock acquired upon the exercise of an option under the ESPP until a date that is more than two years from the grant date of the relevant option and one year from the option exercise date (or dies while holding such shares), the Participant will recognize ordinary income for federal income tax purposes at the time of disposition of the shares of Common Stock (or at death) equal to the lesser of
(i) the excess of the fair market value of the shares when the option was granted over the option exercise price and (ii) the excess of the fair market value of the shares at the date of such disposition (or death) over the option exercise price. For this purpose, the option exercise price is deemed to be 90% of the fair market value of the shares of Common Stock on the date the relevant option was granted (assuming the shares are purchased at a 10% discount). The amount of ordinary income recognized will increase the Participants basis in the shares for federal income tax purposes, and any additional gain (or loss) realized on the disposition of the shares of Common Stock will be taxed as capital gain (or loss). In the case where the holding requirements are met, the Company will not be entitled to a deduction with respect to any income recognized by the Participant.

   If the Participant disposes of the shares of Common Stock acquired upon the exercise of an option under the ESPP within two years after the grant date of the relevant option or within one year after the option exercise date, the Participant will recognize ordinary income for federal income tax purposes at the time of disposition equal to the amount by which the fair market value of the shares of Common Stock on the option exercise date exceeds the option exercise price, and an amount equal to such ordinary income generally is deductible by the Company. The Participants tax basis in such shares will be the option exercise price plus the amount of taxable ordinary income recognized (i.e., fair market value of the shares on the exercise date). Any gain in excess of the Participants tax basis in the shares of Common Stock will be taxed as capital gain and is not deductible by the Company. Any loss recognized on the disposition of the shares of Common Stock generally will be treated as a capital loss.

                       SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected the firm of Deloitte & Touche LLP to serve as the principal independent auditors of the Company for the year 2000. Deloitte & Touche LLP has acted in such capacity for the Company since its organization in December 1994. This selection is submitted for approval by the stockholders at the Annual Meeting.

   Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.

                                   MANAGEMENT

Directors of SMI

   For information with respect to the Board of Directors of SMI, see "Election of Directors."

Executive Officers of SMI

   Messrs. Smith, Wheeler, Brooks, and Clark are the executive officers of SMI. Each executive officer serves as such until his successor is elected and qualified. No executive officer of SMI was selected pursuant to any arrangement or understanding with any person other than SMI. For further information with respect to Messrs. Smith, Wheeler, Brooks and Clark as officers of SMI, see "Election of Directors."

                             EXECUTIVE COMPENSATION

Compensation Committee Report

   The following is an explanation of the Company's executive officer compensation program as in effect for 1999:

1999 Officer Compensation Program

   The 1999 executive officer compensation program of the Company had three primary components: (i) base salary, (ii) short-term incentives under the Company's executive bonus plan, and (iii) long-term incentives which consisted solely of stock option grants made under the 1994 Stock Option Plan (for officers other than the Chief Executive Officer). Executive officers (including the Chief Executive Officer) were also eligible in 1999 to participate in various benefits plans similar to those provided to other employees of the Company. Such benefits plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

   Base salaries (including that of the Chief Executive Officer) were established on the basis of non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations. They were targeted to be competitive principally in relation to other motorsports racing companies (such as some of those included in the Peer Group Index in the performance graph elsewhere herein), although the Compensation Committee also considered the base salaries of certain other amusement, sports and recreation companies not included in the Peer Group Index because the Compensation Committee considered those to be relatively comparable industries.

   The Company's executive bonus plan established a potential bonus pool for the payment of year-end bonuses to Company officers and other key personnel based on 1999 performance and operating results. Under this plan, aggressive revenue and profit target levels were established by the Compensation Committee as incentives for superior individual, group and Company performance. Each executive officer was eligible to receive a discretionary bonus based upon individually established subjective performance goals. The Compensation Committee approved cash incentive bonuses in amounts ranging from 0.14% to .55% of the Company's 1999 operating income.

   Awards of stock options under SMI's 1994 Stock Option Plan are based on a number of factors in the discretion of the Compensation Committee, including various subjective factors primarily relating to the responsibilities of the individual officers for and contribution to the Company's operating results (in relation to the Company's other optionees), their expected future contributions and the levels of stock options currently held by the executive officers individually and in the aggregate. Stock option awards to executive officers have been at then-current market prices in order to align a portion of an executive's net worth with the returns to the Company's stockholders. For details concerning the grant of options to the executive officers named in the Summary Compensation Table below, see "Executive Compensation -- Fiscal Year-End Option Values."

   As noted above, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The 1994 Stock Option Plan was created with the intention that all compensation attributable to stock option exercises should qualify as deductible performance-based compensation. The Committee currently believes that, generally, the Company should be able to continue to manage its executive compensation program to preserve federal income tax deductions.

Chief Executive Officer Compensation

   The Committee's members other than Mr. Smith annually review and approve the compensation of Mr. Smith, the Company's Chief Executive Officer. Mr. Smith also participates in the executive bonus plan, with his bonus tied to corporate revenue and profit goals. His maximum possible bonus is 2.5% of the Company's 1999 operating income. The Committee believes that Mr. Smith is paid a reasonable salary. Mr. Smith is the only employee of the Company not eligible for stock options. Since he is a significant stockholder in the Company, his rewards as Chief Executive Officer reflect increases in value enjoyed by all other stockholders.

Compensation Committee

   William P. Benton, Chairman
   Mark M. Gambill
   O. Bruton Smith

Compensation of Officers

   The following table sets forth compensation paid by or on behalf of the Company to the Chief Executive Officer of the Company and to its other executive officers for services rendered during the Company's fiscal years ended December 31, 1999, 1998 and 1997:

                           Summary Compensation Table

                                                                Long-Term
                                                               Compensation
                               Annual Compensation (1)            Awards
                               -----------------------         ------------
                                                                Number of
                                                                  Shares
  Name and Principal                             Other Annual   Underlying     All Other
       Position         Year  Salary   Bonus (2) Compensation  Options (3)  Compensation (4)
  ------------------    ----  ------   --------  ------------  -----------  ---------------
O. Bruton Smith         1999 $375,000 $  546,000   $118,163(5)        --           -0-
 Chairman and Chief     1998  350,000  1,092,000    103,256(5)        --           -0-
 Executive Officer of
  SMI                   1997  350,000  1,039,000    108,313(5)        --           -0-
H.A. "Humpy" Wheeler    1999  275,000    488,000         (6)      50,000        $2,600
 President and Chief    1998  250,000    764,000         (6)          --         2,600
 Operating Officer of
  SMI;                  1997  250,000    727,000         (6)          --         2,600
 President and General
 Manager of CMS
William R. Brooks       1999  200,000    170,000         (6)      50,000         2,600
 Vice President,
  Treasurer             1998  175,000    340,000         (6)          --         2,600
 and Chief Financial
  Officer of SMI        1997  175,000    294,000         (6)          --         2,600
Edwin R. Clark          1999  102,500    141,000         (6)      20,000         2,600
 Executive Vice
  President             1998  102,500    150,000         (6)          --         2,600
 of SMI; President and  1997  102,500    309,600         (6)          --         2,600
 General Manager of AMS

--------
(1) Does not include the dollar value of perquisites and other personal benefits.
(2) The amounts shown are cash bonuses earned in the specified year and paid in the first quarter of the following year.
(3) The 1994 Stock Option Plan was adopted in December 1994. The number of shares underlying options is, in the case of each executive officer, the sum of shares available upon exercise of incentive stock options and non-statutory stock options, giving effect to the two for one stock split effected as of March 15, 1996 in the form of a 100% Common Stock dividend (the "Stock Split"). No options were granted to the Company's executive officers in 1998 or 1997.
(4) Includes Company match to 401(k) plan.

(5) Amount represents share of split-dollar insurance premium treated as compensation to Mr. Smith. See "Smith Life Insurance Arrangements." Mr. Smith also received certain perquisites and other personal benefits totaling not more than $50,000.
(6) The aggregate amount of perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

Fiscal Year-End Option Values

   The following table sets forth information concerning outstanding options to purchase Common Stock held by executive officers of the Company at December 31, 1999 adjusted to reflect the Stock Split.

 Aggregated Option Exercises in Lastest Fiscal Year and Fiscal Year-End Option
                                     Values

                                Shares Acquired on         Value Realized on
                                Options Exercised          Options Exercised
Name                                 in 1999                    in 1999
----                        -------------------------- -------------------------
H.A. "Humpy" Wheeler.......              25,150              $     438,500
William R. Brooks..........                  --                         --
Edwin R. Clark.............                  --                         --
                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                                     Options            In-the-Money Options at
Name                          at Fiscal Year-End (#)    Fiscal Year-End ($)(1)
----                        -------------------------- -------------------------
                            Excercisable/Unexercisable Exercisable/Unexercisable
                            -------------------------- -------------------------
H.A. "Humpy" Wheeler.......           556,024/0              $13,058,000/0
William R. Brooks..........           240,000/0                3,535,000/0
Edwin R. Clark.............       80,000/20,000                1,715,000/0

--------
(1) Year-end value is based on the December 31, 1999 closing sales price for the Company's common stock of $27.81 per share, less the applicable aggregate option exercise price(s) of in-the-money options, multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

Smith Life Insurance Arrangements

   In 1995, the Compensation Committee (excluding Mr. Smith) approved the establishment of a "split-dollar" life insurance plan for the benefit of Mr. Smith. Pursuant to such plan, the Company entered into split-dollar insurance agreements whereby split-dollar life insurance policies in the total face amount of $17,094,000 (individually, a "Policy" or together the "Policies") would be purchased and held in trust for the benefit of Mr. Smith's lineal descendants. The Company has agreed to pay the annual (or shorter period) premium payments on the Policies.

   Upon payment of the death benefit or upon the surrender of a Policy for its cash value, the Company will receive an amount equal to the Company's Split-Dollar Interest (as defined below). The Company's Split-Dollar Interest equals, in the case of the payment of the death benefit, the cumulative payments made by the Company towards the premiums under a Policy less any portion of such payments charged as compensation to Mr. Smith (the "Reimbursable Payment"). The Company's Split-Dollar Interest equals, in the case of surrender of a Policy for its cash value, the lesser of (i) the net cash value of such Policy and
(ii) the Reimbursable Payment.

   In the event a Policy is surrendered or terminated prior to his death, Mr. Smith has agreed to reimburse the Company for the positive amount, if any, by which the Reimbursable Payment exceeds the net cash value of such Policy. Mr. Smith's promise is evidenced by a promissory note in favor of the Company, which note includes a limited guaranty by Sonic Financial whereby Sonic Financial will permit amounts owed by Mr. Smith to the Company to be offset by amounts owed to Sonic Financial by AMS.

Compensation Committee Interlocks and Insider Participation

   Messrs. Benton, Gambill and Smith served on the Company's Compensation Committee during 1999. Mr. Smith serves as the Chief Executive Officer of the Company. Mark M. Gambill has been the President of First Union Capital Markets, the investment banking firm which co-managed the Company's offering of 8 1/2% senior subordinated notes in August 1997 and May 1999.

   The Company pays the annual (or shorter period) premiums on split-dollar life insurance policies for the benefit of Mr. Smith. See "Executive Compensation -- Smith Life Insurance Arrangements."

   Mr. Smith is the only officer of SMI to have served on the compensation committee of another entity during 1999. He served as a member of the Board of Directors and the Compensation Committee for SAI during 1999. Mr. Smith received aggregate salary and other annual compensation of $929,900 from SAI during 1999. Mr. Brooks served as a member of the Board of Directors for SAI during 1999.

Director Compensation

   Members of the Board of Directors who are not employees of the Company received options to purchase shares of the Company's common stock in 1999 as follows: for Messrs. Benton and Gambill 20,000 shares each at $27.88, and for Mr. Kemp 15,000 shares at $26.88. The Company also reimburses all directors for their expenses incurred in connection with their activities as directors of SMI. Directors who are also employees of the Company receive no additional compensation for serving on the Board of Directors. For additional information concerning the Formula Stock Option Plan for SMI's outside directors, see Note 11 of the Company's December 31, 1999 Audited Consolidated Financial Statements.

Stockholder Return Performance Graph

   Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock against the cumulative total return of each of the Standard & Poor's 500 Stock Index, the Russell 2000 Stock Index, and a Peer Group Index for the period commencing February 24, 1995 and ending December 31, 1999. The Russell 2000 Index was included beginning in 1998 because management believes, as a small-cap index, it more closely represents companies with market capitalization similar to the Company's than the Standard & Poor's 500 Stock Index. The companies used in the Peer Group Index in 1995 consist of Churchill Downs Incorporated, International Speedway Corporation, and Walt Disney Co.; in 1996 also include Penske Motorsports and Dover Downs Entertainment; in 1997 also include Grand Prix of Long Beach; in 1998 also include Action Performance; and in 1999 also include Championship Auto Racing Teams, which are all publicly traded companies known by the Company to be involved in the amusement, sports and recreation industries. Churchill Downs Incorporated, Gaylord Entertainment Company, Hollywood Park, Inc., International Family Entertainment, which is no longer a publicly traded company, Grand Prix of Long Beach, which was acquired by Dover Downs Entertainment, and Penske Motorsports, which was acquired by International Speedway Corporation, are no longer included in the Peer Group Index. The graph assumes that $100 was invested on February 24, 1995 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index, the Russell 2000 Index, and the Peer Group Index companies and that all dividends were reinvested.

                     [5-YEAR CUMULATIVE GRAPH APPEARS HERE]

                        1994     1995     1996     1997      1998      1999
SPEEDWAY
MOTORSPORTS            100.00   157.89   221.05   261.18    300.00    292.76
1998 PEER GROUP        100.00   110.60   132.03   188.11    174.79    173.40
1999 PEER GROUP        100.00   110.60   132.03   188.11    174.79    173.07
S&P 500 INDEX          100.00   129.08   158.71   211.66    272.15    329.42
RUSSELL 2000 INDEX     100.00   124.88   145.62   178.15    173.16    207.08

                          ASSUMES $100 INVESTED FEB 24, 1995
                             ASSUMES DIVIDEND REINVESTED
                           FISCAL YEAR ENDING DEC 31, 1999

                              CERTAIN TRANSACTIONS

   CMS holds a note from a partnership in which Mr. Smith, the Company's Chairman and Chief Executive Officer, is a partner. The outstanding balance due thereunder was $848,000 at December 31, 1999, including accrued interest. The note due from such partnership is collateralized by certain land owned by the partnership and is payable on demand. The note bears interest at 1% over prime.

   Sonic Financial, an affiliate of the Company through common ownership by Mr. Smith, has made several loans and cash advances to AMS prior to 1996. Such loans and advances stood at approximately $2.6 million at December 31, 1999. Of such amount, approximately $1.8 million bears interest at 3.83% per annum. The remainder of the amount bears interest at 1% over prime.

   From time to time during 1999, the Company paid certain expenses and made cash advances for various corporate purposes on behalf of Sonic Financial. At December 31, 1999, the Company had no outstanding amounts due from Sonic Financial.

   At December 31, 1999, the Company had a note receivable from Mr. Smith for approximately $2,103,000 including accrued interest. The principal balance of the note represents premiums paid by the Company under the split-dollar life insurance trust arrangement on behalf of Mr. Smith, in excess of cash surrender value, see "Smith Life Insurance Arrangements." The note bears interest at 1% over prime.

   For information concerning certain transactions in which Messrs. Smith and Gambill have an interest, see "Compensation Committee Interlocks and Insider Participation."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SMI's executive officers, directors and persons who own more than ten percent (10%) of SMI's Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that SMI identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To SMI's knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with.

                                 OTHER MATTERS

   In the event that any matters other than those referred to in the accompanying Notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                          SPEEDWAY MOTORSPORTS, INC.

                                   P R O X Y

                            Concord, North Carolina

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. William R. Brooks and Mr. O. Bruton Smith as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Speedway Motorsports, Inc. held of record by the undersigned on March 9, 2000 at the Annual Meeting of Stockholders to be held on May 3, 2000 or any adjournment thereof.

1. ELECTION OF DIRECTORS

     Nominees: Mr. H.A. Wheeler and Mr. Edwin R. Clark (Mark only one of the following boxes).

     M VOTE FOR both nominees listed above, except vote withheld as to the following nominee (if any):

     M VOTE WITHHELD as to all nominees.


2. AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     To amend the Employee Stock Purchase Plan of SMI. (Mark only one of the following boxes).

     M FOR

     M AGAINST

     M ABSTAIN

3. SELECTION OF AUDITORS

     To ratify the selection of Deloitte & Touche LLP as the principal independent auditors of SMI and its subsidiaries for the year 2000 (Mark only one of the following boxes).

     M FOR

     M AGAINST

     M ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

                 PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS
                   PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                             Shares
                                             Dated                 , 2000

                                             Signature

                                             Signature if held jointly
                                             M Please mark here if you
                                              intend to attend the Meeting
                                              of Stockholders.

                                                                      Appendix B

                           SPEEDWAY MOTORPORTS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                             AMENDED AND RESTATED

                                     AS OF

                                  MAY 3, 2000

                          SPEEDWAY MOTORSPORTS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                             AMENDED AND RESTATED

                                     AS OF

                                  MAY 3, 2000

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I.    PURPOSE; DEFINITIONS; CONSTRUCTION.............................1
     1.1      Purpose of Plan................................................1
     1.2      Definitions....................................................1
              (a)   "Account"................................................1
              (b)   "Base Pay"...............................................1
              (c)   "Board of Directors".....................................1
              (d)   "Business Day"...........................................1
              (e)   "Cause"..................................................1
              (f)   "Code" ..................................................1
              (g)   "Committee"..............................................2
              (h)   "Company"................................................2
              (i)   "Company Stock"..........................................2
              (j)   "Contributions"..........................................2
              (k)   "Effective Date".........................................2
              (1)   "Employee"...............................................2
              (m)   "Employer"...............................................2
              (n)   "Exercise Date"..........................................2
              (o)   "Grant Date".............................................2
              (p)   "Option".................................................2
              (q)   "Participant"............................................2
              (r)   "Plan"...................................................2
     1.3      Construction...................................................2

ARTICLE II.   ADMINISTRATION.................................................3
     2.1      Appointment and Procedure of Committee.........................3
     2.2      Authority of Committee.........................................3

ARTICLE III.  PARTICIPATION..................................................3
     3.1      Eligibility to Participate.....................................3
     3.2      Restrictions on Participation..................................4
     3.3      Leave of Absence...............................................4

ARTICLE IV. CONTRIBUTIONS ...................................................4
     4.1      Payroll Deductions.............................................4
     4.2      Direct Payment.................................................4
     4.3      Leave of Absence...............................................5
     4.4      Contributions to Accounts......................................5
     4.5      Withdrawal of Contributions from Plan..........................5
     4.6      Termination of Employment......................................5

ARTICLE V.  OPTIONS..........................................................5
     5.1      Company Stock Available for Options............................5
     5.2      Granting of Options............................................6
     5.3      Option Price...................................................6
     5.4      Option Period..................................................6
     5.5      Exercise of Options............................................7
              (a)   Automatic Exercise.......................................7
              (b)   Nontransferability of Options............................7
              (c)   Effect of Termination of Employment......................7
                    (i)      Termination of Employment Related
                             to Cause........................................7
                    (ii)     Termination of Employment Due to Death..........7
                    (iii)    Other Termination of Employment.................8
              (d)   Leave of Absence.........................................8
              (e)   Delivery of Stock........................................8
              (f)   Acceleration of Exercisability of Options
                    Upon Occurrence of Certain Events........................8
              (g)   Registration, Listing and Qualification
                    of Shares of Stock.......................................9

ARTICLE VI .  MISCELLANEOUS..................................................9
     6.1      Adjustments Upon Changes in Capitalization.....................9
     6.2      Approval of Stockholders.......................................9
     6.3      Amendment, Suspension and Termination..........................9
     6.4      Intent to Comply With Code Section 423.........................10
     6.5      Equal Rights and Privileges....................................10
     6.6      Use of Funds.  ................................................10
     6.7      Withholding....................................................10
     6.8      Effect of Plan.................................................10
     6.9      No Employment Rights...........................................10
     6.10     Governing Law.  ...............................................10
     6.11     Other Actions.  ...............................................11

                          SPEEDWAY MOTORSPORTS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                             AMENDED AND RESTATED
                                     AS OF
                                  MAY 3, 2000

                 ARTICLE I. PURPOSE; DEFINITIONS; CONSTRUCTION

         1.1   Purpose of Plan. The purpose of the Plan, which shall be known as
               ---------------
the Speedway Motorsports, Inc. Employee Stock Purchase Plan (the "Plan"), is to provide employees of Speedway Motorsports, Inc. (the "Company") and its participating subsidiaries (which hereinafter shall be referred to collectively with the Company as the "Employer") an opportunity to acquire a proprietary interest in the Company through the purchase of the common stock, $.01 par value per share, of the Company. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.2   Definitions. Throughout this Plan, the following terms shall have
               -----------
the meaningsindicated:

               (a) "Account" shall mean a memorandum account maintained to record each Participant's Contributions pending purchase of Company Stock.

               (b) "Base Pay" shall mean the Participant's regular cash compensation (excluding overtime pay, bonuses, shift premiums, commissions, fringe benefits, other special payments and imputed income) determined without reduction for Contributions made under this Plan or contributions to any Code
Section 401(k) or Section 125 Plan.

               (c) "Board of Directors" shall mean the Board of Directors of the Company.

               (d) "Business Day" shall mean any day other than a Saturday, Sunday or holiday.

               (e) "Cause" shall mean any act, action or series of acts or actions or any omission, omissions or series of omissions which, in the opinion of the Committee, result in, or which have the effect of resulting in, (i) the commission of a crime by the Participant involving moral turpitude, which crime has a material adverse impact on the Employer, (ii) gross negligence or willful misconduct which is continuous and results in material damage to the Employer, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Employer.

               (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

               (g) "Committee" shall mean the Compensation Committee of the Board of Directors, or in the event that there is no Compensation Committee or to the extent the authority of the Compensation Committee is limited, the Board of Directors.

               (h) "Company" shall mean Speedway Motorsports, Inc., a company organized and existing under the laws of the State of Delaware.

               (i) "Company Stock" shall mean the common stock, $.0l par value per share, of the Company.

               (j) "Contributions" shall mean the after-tax payroll deductions or other permissible contributions made by Participants to the Plan pursuant to Article IV.

               (k) "Effective Date" shall mean July 1, 1996 or as soon as administratively practicable thereafter. The Plan's original effective date was April 1, 1996.

               (1) "Employee" shall mean any person who (i) is employed on a full-time or part-time basis by a participating Employer, (ii) is regularly scheduled to work more than twenty hours per week, and (iii) is customarily employed more than five months in any calendar year. Independent contractors and outside directors shall not be included in the definition of Employee for purposes of this Plan.

               (m) "Employer" shall mean the Company and any of its present or future subsidiaries (within the meaning of Sections 424(f) and (g) of the Code) which the Committee may designate from time to time as participating Employers under this Plan for purposes of a Grant Date.

               (n) "Exercise Date" shall mean the last Business Day of March, June, September and December on which the principal trading market for Company Stock is open for trading, plus any other interim dates during the year which the Committee designates as Exercise Dates.

               (o) "Grant Date" shall mean January 1 of each year during the term of the Plan, plus any other interim dates during the year designated by the Board of Directors or the Committee.

               (p) "Option" shall mean an option to purchase shares of Company Stock granted to a Participant pursuant to this Plan.

               (q) "Participant" shall mean an Employee participating in this Plan in accordance with Article III.

               (r) "Plan" shall mean this Speedway Motorsports, Inc. Employee Stock Purchase Plan, as amended and restated as of May 3, 2000, and as subsequently amended from time to time.

         1.3   Construction. The masculine gender, where appearing in the Plan,
               ------------
shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words

"hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

                          ARTICLE II. ADMINISTRATION

         2.1   Appointment and Procedure of Committee. The Plan shall be
               --------------------------------------
administered by the Board of Directors or the Compensation Committee appointed by the Board of Directors. The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than two of its members. No member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary (who need not be a member of the Committee).

         2.2   Authority of Committee. The Committee, subject to the terms of
               ----------------------
the Plan, shall have plenary authority in its discretion to interpret and construe the Plan (including, without limitation, any of its terms which are uncertain, doubtful or disputed); to decide all questions of Employee eligibility hereunder; to determine the amount, manner and timing of all Options and purchases of Company Stock hereunder; to establish, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make determinations and interpretations and take such other administrative actions as it deems necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act, determination or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Employer. All expenses of administering this Plan shall be borne by the Employer.

                          ARTICLE III. PARTICIPATION

         3.1   Eligibility to Participate. Subject to the restrictions of
               --------------------------
Section 3.2 below, effective January 1, 2001, an Employee shall be eligible to participate in this Plan on a Grant Date if, as of such Grant Date, the Employee has been in the continuous service of the Employer for at least six consecutive months and remains employed with the Employer. Prior to January 1, 2001, an Employee shall be eligible to participate in this Plan on a Grant Date if, as of such Grant Date, the Employee has been in the continuous service of the Employer for at least one year and remains employed with the Employer. For this purpose, years of employment prior to the Effective Date will be considered. If the Board of Directors or the Committee designates an interim Grant Date after January 1, 2000 and before January 1, 2001, an Employee shall be eligible to participate in this Plan on such Grant Date if the Employee had been in the continuous service of the Employer for at least six consecutive months as of January 1, 2000 and remains employed with the Employer; provided, however, that an Employee who already had been eligible to participate in the Plan on January 1, 2000 shall not be eligible to participate on such interim Grant Date.

         For purposes of eligibility to participate in this Plan, the following service also shall be recognized: (a) service with an entity prior to the acquisition by the Company, or one of its subsidiaries, of a controlling interest in or substantially all of the assets of such entity, and (b) service with Sonic Automotive, Inc. and its subsidiaries.

         3.2   Restrictions on Participation. Notwithstanding the foregoing
               -----------------------------
Section 3.1, no Employee shall be eligible to participate in the Plan if such Employee owns or holds options to purchase (or upon participation in this Plan would own or hold options to purchase) stock possessing an aggregate of 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries (as determined in accordance with the rules of Code Section 424(d) relating to attribution of stock ownership).

         3.3   Leave of Absence. Termination by the Company of an Employee's
               ----------------
bona fide leave on absence, other than termination of such leave of absence on return to regular full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan. Notwithstanding the foregoing, for purposes of participation in the Plan, an Employee on a leave of absence shall be deemed to continue to be an Employee for the first ninety days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment prior to the close of business on such ninetieth day (or unless the Employee's reemployment is guaranteed by law or contract).

                           ARTICLE IV. CONTRIBUTIONS

         4.1   Payroll Deductions. By written election, made and filed with the
               ------------------
Committee pursuant to the Committee's rules and procedures, a Participant may elect to designate a whole percentage between one percent and ten percent (or such higher or lower percentage as may be allowed by the Committee's rules and procedures) of his Base Pay to be deferred by payroll deduction as a Contribution to the Plan. Payroll deductions shall commence as soon as administratively practicable following the filing of such written election with the Committee. The Committee may develop in its discretion additional rules and procedures regarding payroll deduction elections.

         A Participant may change or revoke his payroll deduction amount by filing, on such forms and in accordance with such rules and procedures as the Committee may prescribe in its discretion, a revised written election with the Committee. Such modification or revocation shall take effect as soon as administratively practicable after the Committee's receipt of such revised election. Notwithstanding the foregoing, a Participant may change his payroll deduction election only once each calendar quarter, or as otherwise specifically allowed by the Committee's rules and procedures. If payroll deductions are discontinued, payroll deductions may not be resumed by the Participant until the payroll period which begins on or after the following Exercise Date, or as otherwise specifically allowed by the Committee's rules and procedures. Under no circumstances may a Participant's payroll deduction election be made, modified or revoked retroactively.

         4.2   Direct Payment.  In accordance with such rules and procedures as
               --------------
the Committee may prescribe in its discretion, in lieu of payroll deductions pursuant to Section 4.1, a Participant may elect to make Contributions by direct cash payment (including by check, subject to the Committee's rules and procedures) to the Plan rather than by payroll deduction. Such direct payments must be received by the Plan at least ten Business Days prior to an Exercise Date in order for such payments to be applied in the exercise of an Option toward the purchase of Company Stock on such Exercise Date.

         4.3   Leave of Absence. If a Participant goes on a bona fide leave of
               ----------------
absence, such Participant shall have the right to elect to (a) withdraw from the Plan and receive a distribution of the balance in his Account pursuant to
Section 4.5, (b) discontinue Contributions to the Plan but remain a Participant in the Plan, or (c) subject to Section 3.3, remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence or making direct cash payments to the Plan pursuant to Section 4.2.

         4.4   Contributions to Accounts. A memorandum Account shall be
               -------------------------
established by the Committee for each Participant for the purpose of accounting for Contributions. Contributions shall be credited to Accounts as soon as administratively practicable following payroll withholding or receipt of other permissible direct cash payment. Amounts credited to Accounts will not accrue interest.

         4.5   Withdrawal of Contributions from Plan. Prior to the end of a
               -------------------------------------
calendar quarter, a Participant may elect to withdraw the Contributions then credited to his Account by filing written notice thereof with the Committee on such forms and in accordance with such procedures as the Committee may prescribe. The Participant's Contributions shall be distributed to him as soon as administratively practicable after the Committee's receipt of his notice of withdrawal and, if applicable, payroll deductions from his Base Pay shall cease.

         4.6   Termination of Employment. Upon termination of a Participant's
               -------------------------
employment for any reason, such Participant may no longer make Contributions to the Plan or be granted Options under the Plan. A Participant's right to exercise any unexpired Option he holds as of his termination of employment for any reason unrelated to Cause may continue, if he so elects, until the next Exercise Date following such termination of employment pursuant to Section 5.5(c)(ii) or
(iii), or he may withdraw the Contributions then credited to his Account in accordance with Section 4.5.

                               ARTICLE V. OPTIONS

         5.1   Company Stock Available for Options. There shall be available for
               -----------------------------------
Options under the Plan an aggregate maximum of 400,000 shares of Company Stock, subject to any adjustments which may be made pursuant to Section 6.1 of the Plan in connection with changes in capitalization of the Company. Shares of Company Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Company Stock covered by Options which have expired prior to exercise shall be available for further Options granted hereunder.

         5.2   Granting of Options. The Plan shall be implemented by annual
               -------------------
offerings of approximately twelve months duration (except as otherwise provided in Section 5.4 or in the event of interim Grant Dates designated by the Board of Directors or the Committee). On each Grant Date, all Employees eligible to receive an Option on such Grant Date shall be granted an Option to purchase shares of Company Stock. Prior to each Grant Date, the Committee shall determine the number of shares of Company Stock available for purchase under each Option to be granted on such Grant Date; provided that, the same number of shares will be available under each Option granted on such Grant Date. No Participant may be granted an Option which permits his rights to purchase stock under this Plan and all other employee stock purchase plans of the Company or Employer to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. Furthermore, no Participant may be granted Options in any calendar year which permits the Participant to purchase more than 500 shares of Company Stock, subject to any adjustments which are made pursuant to
Section 6.1 (or such higher or lower number as the Committee may establish with respect to all subsequently granted Options for all Participants in the Plan, subject to the limitations of Code Section 423).

         5.3   Option Price. The purchase price per share of Company Stock
               ------------
acquired pursuant to the exercise of all or any portion of an Option granted under this Plan shall be ninety percent of the lesser of (i) the fair market value per share of Company Stock on the applicable Grant Date, and (ii) the fair market value per share of Company Stock on the applicable Exercise Date. For purposes of this Section 5.3, the fair market value per share of Company Stock shall be the closing price on the last Business Day prior to the date of reference, or in the event that no sales take place on such date, the average of the closing high bid and low asked prices, in either case on the principal national securities exchange on which the Company Stock is listed or admitted to trading, or if the Company Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Company Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purposes. If there is no bid or asked price reported on any such date, the fair market value shall be determined by the Committee in accordance with the regulations promulgated under Code Section 2031, or by any other appropriate method selected by the Committee.

         5.4   Option Period. Each Option granted to a Participant under the
               -------------
Plan shall expire on the earliest of (a) the last Exercise Date of the calendar year in which the Option was granted, (b) the Participant's voluntary withdrawal from the Plan following termination of employment, and (c) the date of the Participant's termination of employment related to Cause, or the Exercise Date immediately following the Participant's termination of employment for any reason unrelated to Cause. In no event will the duration of an Option period exceed twenty-seven months (or such other applicable period permitted under Code
Section 423(b)(7)) from the date on which such Option is granted.

         5.5   Exercise of Options.
               -------------------

               (a) Automatic Exercise. Any Option granted to a Participant shall
                   ------------------
be exercised automatically on each Exercise Date during the calendar year of the Option's Grant Date in whole or in part such that the Participant's accumulated Contributions as of such Exercise Date shall be applied to the purchase of the maximum number of whole shares of Company Stock that his Contributions will allow at the applicable Option price (determined in accordance with Section 5.3), limited to the number of shares subject to such Option. In the event that the number of shares of Company Stock that may be purchased by all Participants in the Plan exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares in as uniform a manner as it determines to be practicable and equitable. Any remaining Contributions in the Participant's Account amounting to less than the Option price of a whole share of Company Stock shall be carried forward and applied on the next Exercise Date; provided that, Contributions remaining after the last Exercise Date of the calendar year may be distributed to the Participant at his election.

               (b) Nontransferability of Options. During a Participant's
                   -----------------------------
lifetime, Options held by such Participant shall be exercisable only by that Participant. No Option shall be transferable other than by will or the laws of descent and distribution.

               (c) Effect of Termination of Employment.
                   -----------------------------------

                   (i)   Termination of Employment Related to Cause. Upon
                         ------------------------------------------
termination of a Participant's employment related to Cause, the Participant's participation in the Plan also shall terminate. Any unexpired Option he holds will expire as of the date of his termination of employment. Remaining contributions credited to his Account shall be distributed to the Participant as soon as administratively practicable following termination of employment.

                   (ii)  Termination of Employment Due to Death.  In the event
                         --------------------------------------
of the death of the Participant while employed, or during the period following his termination of employment for any reason unrelated to Cause but prior to the next Exercise Date, the Participant's estate shall have the right to elect by written notice to the Committee prior to the earlier of the expiration of sixty days commencing with the date of the Participant's death and the Exercise Date next following the date of the Participant's death:

                         (A) To withdraw all of the Contributions then credited
to the Participant's Account under the Plan, or

                         (B) To allow any unexercised Options held by the
Participant as of the date of his death for the purchase of Company Stock to be exercised on the Exercise Date next following the date of the Participant's death in accordance with Section 5.5(a), but only to the extent such Options were exercisable on the date of the Participant's death, with any remaining Contributions credited to the Participant's Account being distributed to the Participant's estate as soon as administratively practicable after such Exercise Date.

In the event that no such written election is timely and properly received by the Committee, all Contributions credited to the Participant's Account shall be distributed to the Participant's estate. In no event shall any Option be exercisable beyond the applicable exercise period specified in Section 5.4 of the Plan.

                   (iii) Other Termination of Employment.  Upon termination of a
                         -------------------------------
Participant's employment for any reason unrelated to Cause or death, the Participant may at his election:

                         (A) Withdraw from the Plan pursuant to Section 4.5 and
request the return of the remaining Contributions then credited to his Account, or

                         (B) Continue participation in the Plan, subject to the
provisions of Section 4.6, until the Exercise Date next following his date of termination of employment for the limited purpose of allowing any unexpired Options he holds as of his termination of employment to be exercised automatically in accordance with Section 5.5(a) on the Exercise Date next following his termination of employment, but only to the extent such Options were exercisable on the date of the Participant's termination of employment, with any remaining Contributions credited to the Participant's Account being distributed to the Participant as soon as administratively practicable after such Exercise Date.

               (d) Leave of Absence. A Participant on a bona fide leave of
                   ----------------
absence shall, subject to the election made by such Participant pursuant to
Section 4.3 and subject to this Section 5.5(d), continue to be a Participant in the Plan so long as such Participant is on such bona fide leave of absence. A Participant who has been on a bona fide leave of absence for more than ninety days and who therefore is not an Employee for purposes of the Plan (unless the right to reemployment is guaranteed by statute or contract) shall not be entitled to participate in any offering commencing on any Grant Date following the ninetieth day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on a bona fide leave of absence returns to regular full-time or part-time employment with the Employer at the earlier of
(i) the termination of such leave of absence, or (ii) the day after the ninetieth day of such leave of absence, such Participant's employment shall be deemed to have terminated for purposes of the Plan on whichever of such dates first occurs (unless the Participant's right to reemployment is guaranteed by statute or contract).

               (e) Delivery of Stock. As soon as administratively practicable
                   -----------------
after each Exercise Date, the Company or the Committee will deliver, as applicable, certificates evidencing shares of Company Stock purchased under this Plan.

               (f) Acceleration of Exercisability of Options Upon Occurrence of
                   ------------------------------------------------------------
Certain Events. In connection with any merger or consolidation in which the
--------------
Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or
(ii) the date of commencement of such tender offer or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Section 5.4.

               (g) Registration, Listing and Qualification of Shares of Stock.
                   ----------------------------------------------------------
Each Option shall be subject to the requirement that if at any time the Company shall determine that the registration, listing or qualification of shares of Company Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Company Stock thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company may require that any person for whom an Option is being exercised make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

                          ARTICLE VI . MISCELLANEOUS

         6.1   Adjustments Upon Changes in Capitalization. In the event of a
               ------------------------------------------
reorganization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, the Committee may make such adjustments to the extent and in the manner it deems appropriate in the number and/or kind of shares of Company Stock available for issuance under the Plan, the number and/or kind of shares of Company Stock subject to outstanding Options under the Plan, and in the Option exercise price per share. In addition, the Committee may make such other adjustments as it determines to be equitable. Any adjustments made pursuant to this Section 6.1 remain subject to the limitations of Code Section 423 (including its $25,000 annual limitations).

         6.2   Approval of Stockholders. Within twelve months before or after
               ------------------------
the Plan is originally adopted, this Plan must be approved by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders, and no Option granted hereunder shall be exercisable prior to such approval.

         6.3   Amendment, Suspension and Termination. The Board of Directors may
               -------------------------------------
at any time amend, suspend or terminate this Plan; provided, however, that no amendment, suspension or termination may, without the consent of a Participant, adversely affect the rights of the Participant under any Option he then holds; and provided further, that approval by the stockholders of the Company shall be required for an amendment, suspension or termination to the extent necessary to comply with any applicable law or regulation or the rules of any self-regulatory organization that are applicable to the Company or this Plan. Any required stockholder approval shall be deemed to have been given upon approval by a majority of the votes cast on such amendment, suspension or termination by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders. The Plan will continue until terminated by the Board of Directors or until all of the shares of Company Stock reserved for issuance under the Plan have been issued, whichever first occurs.

         6.4   Intent to Comply With Code Section 423. It is intended that this
               --------------------------------------
Plan qualify as an "employee stock purchase plan" under Code Section 423. The provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. In the event of an inconsistency between the Plan and Code Section 423, the Plan shall be interpreted in a manner which complies with the requirements of Code Section 423 and the regulations thereunder, without further act or amendment by the Company or the Board of Directors unless otherwise required pursuant to Section 6.3 of this Plan.

         6.5   Equal Rights and Privileges. All Participants granted Options
               ---------------------------
under this Plan shall have equal rights and privileges within the meaning of Code Section 423(b)(5) and the regulations thereunder. The provisions applying to one Option granted on a Grant Date must apply in the same manner to all other Options granted on such Grant Date.

         6.6   Use of Funds. All Contributions received and held by the Employer
               ------------
under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such Contributions.

         6.7   Withholding. It shall be a condition to the obligation of the
               -----------
Company to issue shares of Company Stock upon exercise of an Option that the Participant (or his estate pursuant to Section 5.5(c)(ii)), through payroll withholding, cash payment or otherwise, make adequate provision acceptable to the Company to satisfy any tax withholding obligations arising in connection with Options granted hereunder or Common Stock acquired upon the exercise thereof, including taxes owed by the Participant due to the disposition of Company Stock by the Participant prior to the expiration of the holding periods described in Code Section 423 (a).

         6.8   Effect of Plan. This Plan shall be binding upon each Participant
               --------------
and his successors, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

         6.9   No Employment Rights. Nothing in this Plan or in any Option
               --------------------
granted pursuant to the Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to continue in the employ of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

         6.10  Governing Law. This Plan and all rights and obligations hereunder
               -------------
shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of laws thereof), except to the extent such laws are preempted by the laws of the United States.

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

         6.11  Other Actions. Nothing contained in the Plan shall be construed
               -------------
to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

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